Exhibit 99.1

LUFKIN INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

On December 1, 2011, Lufkin Industries, Inc. (“Lufkin”, the “Company”) completed its acquisition of substantially all of the assets of Quinn’s Oilfield Supply Ltd. (“Quinn”) and all of the outstanding equity interests in (i) Quinn Pumps, Inc., (ii) Quinn Pumps [California] Inc., (iii) Grenco Energy Services Inc., and (iv) Grenco Energy Services Limited Partnership (the “Acquired Companies”), for a purchase price of approximately $311 million plus assumed liabilities, (the “Acquisition”).  The following unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2011 is based on the historical financial statements of Lufkin and Quinn using the acquisition method of accounting.

The unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2011 gives effect to the Acquisition as if it had occurred on January 1, 2011, and includes all adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined statement of earnings combines the historical results of Lufkin for the fiscal year ended December 31, 2011 with the historical results of Quinn for the eleven months ended November 30, 2011, plus pro forma adjustments.  As the Acquisition closed on December 1, 2011, Lufkin’s consolidated statement of earnings for the year ended December 31, 2011 includes results for Quinn for the month of December 2011.

The unaudited pro forma condensed combined statement of earnings is presented for informational purposes only and is not intended to represent or to be indicative of the results of operations that Lufkin would have reported had the Acquisition been completed as of the date set forth in the unaudited pro forma condensed combined statement of earnings.

The unaudited pro forma condensed combined statement of earnings reflects certain adjustments based on management’s preliminary estimates of the fair values of tangible and intangible assets acquired and liabilities assumed.  Upon completion of detailed valuation studies the Company may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma condensed combined statement of earnings.

This unaudited pro forma condensed combined statement of earnings should be read in conjunction with:

•	Lufkin’s historical consolidated financial statements and notes thereto contained in Lufkin’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as

•	Lufkin’s Current Reports on Amended Forms 8-K filed with the United States Securities and Exchange Commission on December 13, 2011 and on February 14, 2012, which include:

–	Quinn’s historical financial statements and notes thereto for the periods ended February 28, 2011, 2010 and 2009, and for each of the three years in the period ended February 28, 2011, and

–	Quinn’s historical unaudited consolidated financial statements as of and for the six months ended August 31, 2011 and 2010.

Lufkin Industries Inc.
Unaudited Pro Forma Condensed Combined Statement of Earnings
(In thousands of US Dollars, except per share data)

	12 months ended 12/31/11	11 months ended 11/30/11
	Lufkin	Quinn	Reclassifications		Pro Forma Adjustments		Pro Forma Combined
Sales	932,135	138,488	-		-		1,070,623
Cost of sales	705,078	72,902	-		973	B	784,796
					5,843	C
Gross profit	227,057	65,586	-		(6,816)		285,827

Selling, general and administrative	110,733	44,177	-		-		154,910
Acquisition expenses	7,066	-	-		(6,617)	A	449
Litigation reserve	1,780	-	-		-		1,780
Finance costs	0	435	(435)	E	-		-
Total operating expenses	119,579	44,612	(435)		(6,617)		157,139

Operating income	107,478	20,974	435		(199)		128,688

Interest income	116	-	-		-		116
Interest expense	(1,643)	-	(435)	E	(8,731)	D1	(11,712)
					(903)	D2
Other income (expense), net	(482)	90	-		-		(392)
Earnings from continuing operations before income tax provision	105,469	21,064	-		(9,833)		116,700

Income tax provision	39,498	4,830	-		(4,850)	F	39,478
Deferred income taxes	-	1,338	-		-		1,338
Earnings from continuing operations	65,971	14,896	-		(4,983)		75,884
Loss from discontinuing operations	-	(283)	-		-		(283)
Net income	65,971	14,613	-		(4,983)		75,601

Earnings per share from continuing operations:

Basic	$2.17						$2.49

Diluted	$2.14						$2.45

LUFKIN INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

1.	Description of the Transaction and Basis of Presentation

The unaudited pro forma condensed combined statement of earnings has been prepared based on Lufkin’s and Quinn’s historical financial information, giving effect to the Acquisition and related adjustments described in these notes. The unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2011 is presented as if the Acquisition had occurred on January 1, 2011.

Quinn prepared its consolidated financial statements as of and for the year ended February 28, 2011 in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). Any measurement differences in accounting principles between Canadian GAAP and U.S. GAAP as they apply to Quinn are not material.

Quinn’s interim financial statements for the nine months ended November 30, 2011 have been prepared using accounting policies consistent with International Financial Reporting Standards (“IFRS”) and in accordance with IAS 34, “Interim Financial Reporting” (“IAS 34”) as issued by the International Accounting Standards Board. Any measurement differences in accounting principles between IFRS and U.S. GAAP as they apply to Quinn are not material. As such, Quinn's financial statement balances for the eleven months ended November 30, 2011, presented in the unaudited pro forma condensed combined statement of earnings, are in accordance with US GAAP.

Quinn historically reported its financial statements in its local currency, the Canadian dollar. In order to present the pro forma financial information in U.S. dollars, Quinn’s statement of earnings has been translated using the average rate of 1.0149 for the applicable eleven-month period.

For purposes of preparing the unaudited pro forma condensed combined statement of earnings, certain reclassifications have been made to Quinn’s historical statement of earnings to conform to Lufkin’s presentation. Also, certain note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by the Securities and Exchange Commission rules and regulations.

Lufkin accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, “Business Combinations.” The unaudited pro forma condensed combined statement of earnings reflects certain adjustments based on management’s preliminary estimates of the fair values of tangible and intangible assets acquired and liabilities assumed.  Upon completion of detailed valuation studies the Company may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma condensed combined statement of earnings.

Pro Forma Footnotes

The preliminary purchase price allocation and recognition of goodwill arising from the Acquisition is as follows (in thousands):

Cash consideration	$311,003
Assumed liabilities	26,404
Total purchase price	$337,407

Less: Estimated fair value of assets acquired:
Current Assets	$(55,507)
Depreciable Property, Plant and Equipment	(63,051)
Trade Name	(3,300)
Patents	(1,000)
Software	(1,000)
Customer Relationships	(52,100)
Plus: Deferred Income Tax Liability	6,977
Goodwill	$168,426

A.
Reflects the payment of transaction costs related to the Acquisition of $6.6 million. The impact of transaction costs already incurred has not been reflected in the unaudited pro forma condensed combined statement of earnings since these costs are expected to be nonrecurring in nature.

B.	Reflects pro forma depreciation expense adjustments related to estimated fair value adjustments for property, plant and equipment, as follows (in thousands):

					Pro forma
					increase/(decrease)
					to depreciation
					expense
		Estimated	Estimated		For the eleven
	Historical	fair	fair value	Useful	months ended
	amounts	value	adjustment	lives (yrs)	November 30, 2011
Real Property:
Land	$2,014	$8,137	$6,123	N/A	$ N/A
Buildings and Improvements	8,383	32,280	23,897	38	576
Subtotal - Real Property	10,397	40,417	30,020	38	576

Personal Property:
Computer Hardware	$353	$332	$(21)	3	$(7)
Computer Software	600	437	(163)	3	(50)
Laboratory Equipment	3	8	5	2	2
Leasehold Improvements	4,165	4,615	450	11	38
Machinery	7,068	8,462	1,394	7	183
Office Equipment	780	959	179	6	27
Tools and Equipment	3,700	4,471	771	7	101
Vehicle - Auto	2,458	3,350	892	8	102
Subtotal - Personal Property	$19,126	$22,634	$3,508	8	$397

Total Property, Plant and Equipment	$29,523	$63,051	$33,528		$973

C. Reflects amortization expense adjustments related to estimated fair value adjustments for identifiable intangible assets, as follows (in thousands):

			Pro forma
			amortization expense
	Estimated		For the eleven
	fair	Amortization	months ended
	value	period (yrs)	November 30, 2011
Identified Intangible Assets:
Quinn Trade Name - Texas	$1,200	10	$110
Quinn Trade Name - Canada	1,900	10	174
GrenCo Trade Name	200	5	37
Non-Compete Agreements	-	1	-
Patents	1,000	2	458
Software	1,000	5	183
Customer Relationships - United States	5,200	8.5	561
Customer Relationships - Canada	46,900	7.5-11.5	5,374
Total Identified Intangible Assets	$57,400		$6,897

Historical amortization expense			(1,054)

Increase to pro forma amortization expense			$5,843

D.
To  reflect the increase in interest expense resulting from the issuance of debt to finance the purchase price, as well as the amortization of related deferred financing costs.  The interest rate on new debt of $311.0 million is assumed to be 3.0625%, which is the current interest rate at December 31, 2011.  A change of 1/8% in the interest rate would result in a change in interest expense and net income before tax in the unaudited pro forma condensed combined statement of earnings of +/- $0.4 million for the year ended December 31, 2011. Deferred financing costs include bank fees, financial advisory, legal, and other professional fees.  These costs are deferred and recognized over the term of the debt agreement using the straight-line method.

E.	Finance costs in Quinn's historical statement of earnings have been reclassified to conform to Lufkin's presentation.

F.	Reflects the tax impact of the Acquisition based on the statutory rates in effect during the year ended December 31, 2011.